FILED PURSUANT TO RULE 424(B)(3)
                                          REGISTRATION STATEMENTS NO. 333-130029

                           PROSPECTUS SUPPLEMENT NO. 1
                      (TO PROSPECTUS DATED MARCH 16, 2006)

                             UP TO 50,728,328 SHARES

                       TELZUIT MEDICAL TECHNOLOGIES, INC.

                                  COMMON STOCK

This prospectus supplement amends the prospectus dated March 16, 2006 (together, the "Prospectus") relating to the offer and sale from time to time by certain selling stockholders of up to 50,728,328 shares of our common stock, par value $0.001 per share, consisting of:

     * 29,103,161 common shares currently outstanding, of which 25,104,749 have been distributed by Telzuit Technologies, LLC to its members in accordance with the Prospectus;

     * 8,356,840 common shares issuable by the company with respect to the prospective conversion of shares of 5,014,104 Series A Convertible Preferred Stock held by the selling shareholders as of November 28, 2005 and convertible at the election of the holders of the Series A Convertible Preferred Stock;

     * 9,787,705 common shares issuable by the company with respect to the prospective exercise of 9,787,705 common share purchase warrants held by the selling shareholders; and

     * 26,930 common shares reserved for issuance by the registrant with respect to the prospective issuance of common stock or Series A Convertible Preferred Stock as a dividend payable in kind in satisfaction of dividend accrued through September 30, 2005 on Series A Convertible Preferred Stock.

     * 107,720 common shares part of a pool of common stock reserved for issuance by the registrant with respect to the prospective issuance of common stock or Series A Convertible Preferred Stock as a dividend payable in kind in satisfaction of dividends that may accrue during the next twelve
     (12)  months  after  September  30,  2005 on Series A Convertible Preferred
     Stock.

We will not receive any proceeds from the sale of the shares, but we may receive proceeds from the cash exercise of the warrants prior to those sales, which proceeds would be used for general corporate purposes. Please see "Selling Stockholders" and "Plan of Distribution" in the Prospectus for information about the selling stockholders and the manner of offering of the common stock. The selling stockholders and any broker-dealers who may participate in sales of the shares may use this prospectus supplement.

This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the Prospectus, and this prospectus supplement is qualified by reference to the Prospectus, except to the extent that information provided by this prospectus supplement supersedes the information contained in the Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this prospectus supplement is March 30, 2006.

                              SELLING STOCKHOLDERS

     The table of selling stockholders and related footnotes in the "Selling Stockholders" section of the Prospectus setting forth information on the ownership of shares of our common stock beneficially owned and offered under the Prospectus is amended and restated as set forth below. The table further sets forth (i) the name of each Selling Stockholder who is offering the resale of shares of Common Stock, (ii) the number of shares of Common Stock that may be sold in this offering; (iii) the number of shares of Common Stock to be beneficially owned by each Selling Stockholder after the completion of this offering assuming the sale of all of the shares of the Common Stock offered by each Selling Stockholder; and (iv) if one (1%) percent or more, the percentage of outstanding shares of Common Stock to be beneficially owned by each Selling Stockholder after the completion of this offering assuming the sale of all of the shares of Common Stock offered by each Selling Stockholder. The percentage of beneficial ownership reported in the following table is based upon 30,242,258 shares of our Common Stock which were outstanding on November 25, 2005. Except as noted below, none of the Selling Stockholders have had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years.

     The Selling Stockholders are offering, by this prospectus, as of the date of this prospectus, as indicated in the following table, an aggregate of 50,758,406 shares of our Common Stock, as follows:

     (1) an aggregate of 8,356,840 shares of Common Stock which are issuable upon the conversion of 5,014,104 shares of our Series A Convertible Preferred Stock.

     (2) an aggregate of 1,334,062 shares of Common Stock which are issuable upon the exercise of Class A Common Stock purchase warrants, such purchase warrants having an exercise price of $.60 per warrant share.

     (3) an aggregate of 8,356,893 shares of Common Stock which are issuable upon the exercise of Class B Common Stock purchase warrants, such purchase warrants having an exercise price of $.80 per warrant share.

     (4) an aggregate of 76,750 shares of Common Stock which are issuable upon the exercise of Class BD Common Stock purchase warrants, such purchase warrants having an exercise price of $.60 per warrant share.

     (5) an aggregate of 91,250 shares of Common Stock which are issuable upon the exercise of Class BD-B Common Stock purchase warrants, such purchase warrants having an exercise price of $.60 per warrant share.

     (6) an aggregate of 91,250 shares of Common Stock which are issuable upon the exercise of Class BD-B Common Stock purchase warrants, such purchase warrants having an exercise price of $.80 per warrant share.

     (7) an aggregate of 28,970,739 shares of Common Stock presently issued and outstanding, including (i) 1,387,927 held by Telzuit Technologies, LLC, (ii) 25,104,749 of which have been distributed by Telzuit Technologies, LLC to its members in accordance with the Prospectus; (iii) 1,356,131 shares related to the cashless exercise BD and BD-B Warrants; and (iv) 514,936 shares related to amounts that the Company has orally agreed to register for two selling shareholders.

     (8) an aggregate of 337,500 shares of Common Stock which the Company is contractually obligated to register.

                                                  TABLE OF SELLING STOCKHOLDERS

                                     Securities Owned By Selling        Securities Being Offered  Securities Beneficially Owned
                                  Stockholders Prior to Offering (1,2)   By Selling Stockholders  By Selling Stockholders After
                                                                                                         the Offering (3)

                                                    Common
                                                Stock issuable   Common              Common
                                                     upon        Stock            Stock issuable    Common
                                                 conversion of  issuable              upon        Stock to be   Percentage
                                                   Series A       upon             conversion or  Beneficially   Assuming
                                                  Convertible  exercise of          exercise of      Owned      All Shares
                                        Common     Preferred  Warrants and  Common  derivative       After      Offered are
                                         Stock       Stock       Options     Stock  securities      Offering      Sold(3)
Name of Selling Stockholder               (a)        (b)          (c)        (d)      (e)            (f)           (g)
John A. Martin and Barbara Martin,
JTWROS                                      0        41,667       41,667(4)     0     83,334(5)        0             *

Daniel P. Schiavone Sr.                     0       300,000      300,000(4)     0    600,000(5)        0             *

Sean O' Boyle and Katherine
O'  Boyle, JTWROS                           0        83,333       83,334(4)     0    166,667(5)        0             *

Mark Wimmer                                 0        20,833       20,834(4)     0     41,667(5)        0             *

Edward F. O'Boyle & Mariann
O'Boyle, JTWROS                             0        41,667       41,667(4)     0     83,334(5)        0             *

C. James Beil & Roseann Beil                0        41,667       41,667(4)     0     83,334(5)        0             *

Eugene M. Geister                           0        20,833       20,834(4)     0     41,667(5)        0             *

Wissam E. Khoury                            0        20,833       20,834(4)     0     41,667(5)        0             *

Michael T. O'Reilly                         0        20,833       20,834(4)     0     41,667(5)        0             *

Anthony Gioppo                              0        20,833       20,834(4)     0     41,667(5)        0             *

Thomas N. Detesco &  Gloria J.
Detesco                                     0        83,333       83,334(4)     0    166,667(5)        0             *

Joseph A. Santon & Irene Santon             0        20,833       20,834(4)     0     41,667(5)        0             *

Randy Spano                                 0        62,500       62,500(4)     0    125,000(5)        0             *

Jeffrey E. Parks & Patricia D. Parks        0        20,833       20,834(4)     0     41,667(5)        0             *

Mitchell J. Barrock & Nancy J.
Barrock                                     0        20,000       20,000(4)     0     40,000(5)        0             *

Dolores Barrock                             0        20,000       20,000(4)     0     40,000(5)        0             *

John A. Bush and Debra Bush                 0        20,833       20,834(4)     0     41,667(5)        0             *

Charles P. Sammarone                        0        20,833       20,834(4)     0     41,667(5)        0             *

Joseph R. McShannic                         0         8,333        8,334(4)     0     16,667(5)        0             *


Rose M. McShannic                           0         4,167        4,167(4)     0      8,334(5)        0             *

John Alan Fink & Deborah L. Owens           0        18,417       18,417(4)     0     36,834(5)        0             *

Mark A. Bissell & Shellie A. Bissell,
JTWROS                                      0         6,667        6,667(4)     0     13,334(5)        0             *

Daniel P. Clayton                           0        12,500       12,500(4)     0     25,000(5)        0             *

Thomas C. Pfennigwerth                      0        12,500       12,500(4)     0     25,000(5)        0             *

George J. Beshara                           0        20,833       20,834(4)     0     41,667(5)        0             *

Brenda M. Gioppo and Eugene
Gioppo, JTWROS                              0        20,833       20,834(4)     0     41,667(5)        0             *

Robert J. Lidle and Thalia N. Lidle,
JTWROS                                      0        41,667       41,667(4)     0     83,334(5)        0             *

David M. Dudash                             0        41,667       41,667(4)     0     83,334(5)        0             *

Susanne Leone                               0        41,667       41,667(4)     0     83,334(5)        0             *

June Barker                                 0        41,667       41,667(4)     0     83,334(5)        0             *

Kevin Atkinson & Jean Atkinson              0        20,833       20,834(4)     0     41,667(5)        0             *

Edward M. Sferra, Jr.                       0        41,667       41,667(4)     0     83,334(5)        0             *

Edward M. Sferra                            0        41,667       41,667(4)     0     83,334(5)        0             *

Chip T. Adams                               0        41,667       41,667(4)     0     83,334(5)        0             *

Frank and Melissa Sferra                    0        35,000       35,000(4)     0     70,000(5)        0             *

Patrick Lamontagne and Terri A.
Lamontagne, JTWROS                          0       117,500      117,500(4)     0    235,000(5)        0             *

Paul W. Bates                               0        13,333       13,334(4)     0     26,667(5)        0             *

Dan P. Santon and Mary Santon               0        80,000       80,000(4)     0    160,000(5)        0             *

Joseph E. Santon                            0        20,833       20,834(4)     0     41,667(5)        0             *

Daniel J. Santon and  Rita Santon           0        20,833       20,834(4)     0     41,667(5)        0             *

Scott R. Maroney                            0        20,833       20,834(4)     0     41,667(5)        0             *

James and Loraine DiCioccio                 0        80,000       80,000(4)     0    160,000(5)        0             *

Michael Dudash                              0        20,833       20,834(4)     0     41,667(5)        0             *

Manuel Rubin                                0        16,667       16,667(4)     0     33,334(5)        0             *

Brian A. Sturgeon                           0        41,667       41,667(4)     0     83,334(5)        0             *

Dominic Perry                               0        41,667       41,667(4)     0     83,334(5)        0             *

Todd R. Hogan                               0        20,833       20,834(4)     0     41,667(5)        0             *


Florence Sheesley                           0        40,000       40,000(4)     0     80,000(5)        0             *

Joseph J. Sylvester, Sr.                    0        20,000       20,000(4)     0     40,000(5)        0             *

Bert Tellers                                0        83,333       83,334(4)     0    166,667(5)        0             *

Robert T. Maroney & Deborah B.
Maroney, JTWROS                             0        41,667       41,667(4)     0     83,334(5)        0             *

Martin L. Cyphers                           0        20,833       20,834(4)     0     41,667(5)        0             *

Robert F. Maroney                           0        20,833       20,834(4)     0     41,667(5)        0             *

Stephen And Elizabeth A. Patrick            0        20,833       20,834(4)     0     41,667(5)        0             *

Robert J. Lindeman                          0        25,000       25,000(4)     0     50,000(5)        0             *

Cyrus Loncorich                             0        41,667       41,667(4)     0     83,334(5)        0             *

Gerald A. Kernan & Teresa Kernan            0        41,667       41,667(4)     0     83,334(5)        0             *

Patricia M. Sgambati                        0        24,000       24,000(4)     0     48,000(5)        0             *

Wayne P. Burick                             0       125,000      125,000(4)     0    250,000(5)        0             *

Joseph Shamla                               0        31,000       31,000(4)     0     62,000(5)        0             *

Robert Zenner                               0        20,833       20,834(4)     0     41,667(5)        0             *

Fred Freer                                  0        41,667       41,667(4)     0     83,334(5)        0             *

Lorene D. Richardson & Cleatous C.
Richardson, JTWROS                          0        20,833       20,834(4)     0     41,667(5)        0             *

Thomas & Andrew A Detesco MD
Inc., Thomas Detesco, as Trustee            0       166,667      166,667(4)     0    333,334(5)        0             *

William T. Leone & Andrea E. Leone          0        41,667       41,667(4)     0     83,334(5)        0             *

Advest Inc. Custodian FBO John A.
Fink IRA Acct. 3237-4379                    0        20,833       20,834(4)     0     41,667(5)        0             *

Todd Pierce                                 0       166,667      166,667(4)     0    333,334(5)        0             *

Connie L. Spuhler                           0        20,833       20,834(4)     0     41,667(5)        0             *

William M. Zarbock                          0        25,000       25,000(4)     0     50,000(5)        0             *

Brandon Gott                                0        18,333       18,334(4)     0     36,667(5)        0             *

Gary Charlton                               0        20,833       20,834(4)     0     41,667(5)        0             *

Donald and Jolene Spaude                    0        41,667       41,667(4)     0     83,334(5)        0             *

Robert C. Heideman                          0        30,000       30,000(4)     0     60,000(5)        0             *

Keith and Julie Waytashek                   0        10,417       10,417(4)     0     20,834(5)        0             *

Alvin W. Santana                            0        16,667       16,667(4)     0     33,334(5)        0             *


Dennis E. Dedo and Joanne M. Dedo           0        20,833       20,834(4)     0     41,667(5)        0             *

Arthur Bregman, M.D.                        0        83,333       83,334(4)     0    166,667(5)        0             *

Clay P. Graham                              0        33,333       33,334(4)     0     66,667(5)        0             *

Dennis and Rosemary Kuehl                   0        20,833       20,834(4)     0     41,667(5)        0             *

Anthony J. Schiavone                        0        25,000       25,000(4)     0     50,000(5)        0             *

Gary F. and Nancy G. Krcil                  0        33,333       33,334(4)     0     66,667(5)        0             *

Joseph S. Mensch                            0        20,833       20,834(4)     0     41,667(5)        0             *

Dr. John N. Demetropoulos                   0        20,833       20,834(4)     0     41,667(5)        0             *

Steven J. MacDonald                         0        20,833       20,834(4)     0     41,667(5)        0             *

Patrick Schmidt and Tiffany Schmidt         0        16,667       16,667(4)     0     33,334(5)        0             *

Thomas M. Lodwick                           0        10,417       10,417(4)     0     20,834(5)        0             *

Carmine D. D'Amico                          0        41,667       41,667(4)     0     83,334(5)        0             *

Paul M. Pirko                               0         5,000        5,000(4)     0     10,000(5)        0             *

Howard B. Bowen                             0        20,833       20,834(4)     0     41,667(5)        0             *

J. Raymond Pierce                           0        41,667       41,667(4)     0     83,334(5)        0             *

David DiTomasso                             0         3,333        3,334(4)     0      6,667(5)        0             *

Rob Pierce                                  0        20,833       20,834(4)     0     41,667(5)        0             *

John S. Pierce                              0        16,667       16,667(4)     0     33,334(5)        0             *

Double U Master Fund LP                     0       333,333      333,334(4)     0    666,667(5)        0             *

John F. Boos                                0        35,333       35,334(4)     0     70,667(5)        0             *

Karen Servin-Banach                         0        23,100       23,100(4)     0     46,200(5)        0             *

Muhammad H. Farooqi                         0        20,833       20,834(4)     0     41,667(5)        0             *

Thomas M. Lodwick                           0        20,000       20,000(4)     0     40,000(5)        0             *

Daniel A Garrett                            0        13,333       13,334(4)     0     26,667(5)        0             *

Vicis Capital Master Fund, by Vicis
Capital, LLC                                0       833,333      833,334(4)     0   1,666,667(5)       0             *

Monarch Capital Fund, LTD                   0       333,333      333,334(4)     0     666,667(5)       0             *

Harborview Master Fund LP                   0       166,667      166,667(4)     0     333,334(5)       0             *


Richard Cohen                               0        20,833       20,834(4)     0      41,667(5)       0             *

Donald J. Jeffares                          0        12,500       12,500(4)     0      25,000(5)       0             *

Hans Christian Beyer and Gloria P.
Beyer                                       0         6,363        9,489(6)     0      15,852(7)       0             *

Joseph J. Jacob                             0        12,727       18,977(6)     0      31,704(7)       0             *

Norm Dean                                   0        25,452       37,952(6)     0      63,404(7)       0             *

Jess G. Tucker                              0        12,727       18,977(6)     0      31,704(7)       0             *

James C. McGusty, Jr.                       0       127,255      196,005(6)     0     323,260(7)       0             *

Edwin A. McGusty                            0       127,255      189,755(6)     0     317,010(7)       0             *

Edwin A. McGusty (additional)               0       127,255      196,005(6)     0     323,260(7)       0             *

Pinnacle Investment Properties Inc.
   Retirement Plan & Trust                  0       381,763      569,264(6)     0     951,027(7)       0             *

Vicis Capital Master Fund                   0       509,017    1,592,351(6)     0   2,101,368(7)       0             *

Focus Tech Investments, Inc.                0        12,727       18,977(6)     0      31,704(7)       0             *

Chris Phillips                              0        31,815       47,440(6)     0      79,255(7)       0             *

Scott W. Phillips                           0        63,628       94,879(6)     0     158,507(7)       0             *

Mario Scarpa                                0        12,727       18,977(6)     0      31,704(7)       0             *

Russell G. Johannsen and
   Christopher P. Burdekin (JTWROS)         0        63,628       94,879(6)     0     158,507(7)       0             *

Mark A. Bissell and Shellie A. Bissell
(JTWROS)                                    0        31,815       54,107(6)     0      85,922(7)       0             *

Cecilia L. Vosch and David L. Vosch
(JTWROS)                                    0        40,722       60,722(6)     0     101,444(7)       0             *

M. Lewis Temares and
  Louise Delphus Temares (JTWROS)           0        31,815       47,440(6)     0      79,255(7)       0             *

Molly Thompson and Wendell
Thompson                                    0        63,628       94,879(6)     0     158,507(7)       0             *

James M. Donnelly                           0        31,815       47,440(6)     0      79,255(7)       0             *

Shawn J. Tolan                              0        63,628       94,879(6)     0     158,507(7)       0             *

Garret Reed and Gloria Reed
(JTWROS)                                    0        63,628       94,879(6)     0     158,507(7)       0             *

John A. Bush and Debra C. Bush              0        15,908       44,555(6)     0      60,463(7)       0             *

Resort Consulting Services, LLC             0        63,628       94,879(6)     0     158,507(7)       0             *

William A. Kish, Jr.                        0        31,815       47,440(6)     0      79,255(7)       0             *


James B. Edwards and Laura A.
Edwards (JTWROS)                            0        63,628       94,879(6)     0     158,507(7)       0             *

Robyn L. Duckworth and David W.
Duckworth                                   0       222,695      332,070(6)     0     554,765(7)       0             *

Nancy A. Moomey                             0        63,628       94,879(6)     0     158,507(7)       0             *

Robert J. James                             0       127,255      189,755(6)     0     317,010(7)       0             *

Shahid Din                                  0        38,177       56,927(6)     0      95,104(7)       0             *

Lisa V. Moore                               0        31,815       47,440(6)     0      79,255(7)       0             *

Martin Tolan                                0        63,628       94,879(6)     0     158,507(7)       0             *

Nite Capital, LP                            0       127,255      189,755(6)     0     317,010(7)       0             *

Angelo Pignatelli                           0         8,333        8,333        0      16,666          0             *

Karen Miller                                0         4,167        4,167        0       8,334          0             *

Jackie Miller                               0         2,500        2,500        0       5,000          0             *

Frank Saunders                              0         5,000        5,000        0      10,000          0             *

Sam DeMatteo                                0        10,000       10,000        0      20,000          0             *

Delphina Williams                           0         6,667         6,667       0      13,334          0             *

James Roseberry                          132,784        0            0        132,784     0            0             *

Edwin McGusty                             50,000        0            0         50,000     0(8)         0             *

FAMALOM, LLC                             577,502        0          42,750(8)  577,502  42,750(8)       0             *

Decembra Diamond                         461,958        0            0        461,958     0            0             *

Daedalus Consulting, Inc.                 48,337        0          25,000(9)   48,337  25,000(9)       0             *

Richard Kreger                              0           0           9,000(10)     0     9,000(10)      0             *

Midtown Partners & Co., LLC               20,390        0          20,000(11)  20,390  20,000(11)      0             *

Robert Christian                         463,868        0          20,000(12) 463,868  20,000(12)      0             *

Ray Martinez                                0           0         142,500(13)     0   142,500(13)      0             *

Bruce Jordan                              34,526        0            0         34,526     0            0             *

Joy Melton                                28,762        0            0         28,762     0            0             *

Hans Beyer                                45,000        0            0         45,000     0            0             *


Apogee Business Consultants,
LLC                                      100,000        0            0        100,000     0            0             *

Telzuit Technologies, LLC(14)          1,387,927        0            0      1,387,927     0            0             *

ZTZ Trust                                269,355        0            0        269,355     0            0             *

Omniscent Corp.                          245,581        0            0        245,581     0            0             *

James P. & Sebnem Tolan                1,576,300        0            0      1,334,500(15) 0         241,800          *

Don Sproat                             1,920,500        0            0      1,700,000(16) 0         220,500          *

Michael J. Vosch                       6,208,100        0            0      6,172,000(17) 0          36,100          *

Carole-Sue & Bradley D. Feagan         2,550,000        0            0      2,550,000(18) 0            0             *

MidSouth Capital, Inc.                   187,500        0            0        187,500(19) 0            0             *

Business Consulting Group,
Unlimited                               150,0000        0            0        150,000(20) 0            0             *

* Less than 1%
__________________________________

(1) The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares as to which the Selling Stockholder has the right to acquire within sixty (60) days.

(2) The percentage of beneficial ownership reported in the table is based upon 30,242,258 shares of our Common Stock which were outstanding on November 25, 2005.

(3)  Assumes all shares registered on this prospectus are sold.

(4) The number of shares identified in this column (c) as owned by the Selling Stockholder consists solely of shares of Common Stock issuable upon the exercise of Class B Common Stock Purchase Warrants.

(5) The number of shares of Common Stock identified in this column (e) as securities being offered by the Selling Stockholder consists of the number of shares of Common Stock identified in column (b) as issuable upon conversion of Series A Preferred Stock, and the number of shares of Common Stock identified in column (c) as issuable upon the exercise of Class B Common Stock Purchase Warrant.

(6) The number of shares identified in this column (c) as owned by the Selling Stockholder consists of the number of shares of Common Stock issuable upon the exercise of Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants.

(7) The number of shares of Common Stock identified in this column (e) as securities being offered by the Selling Stockholder consists of the number of shares of Common Stock identified in column (b) as issuable upon conversion of Series A Preferred Stock, and the number of shares of Common Stock identified in column (c) as issuable upon the exercise of Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants.


(8) The number of shares identified in column (c) as owned by FAMALOM, LLC and the number of shares identified in column (e) as being offered by FAMALOM, LLC consists of the number of shares of Common Stock issuable upon the exercise of purchase warrants for the purchase of 42,750 common shares, at an exercise price of sixty cents ($.60) per share.

(9) The number of shares identified in column (c) as owned by Daedalus Consulting, Inc. and the number of shares identified in column (e) as being offered by Daedalus Consulting, Inc. consists of the number of shares of Common Stock issuable upon the exercise of purchase warrants for the purchase of 25,000 common shares, at an exercise price of sixty cents ($.60) per share.

(10) The number of shares identified in column (c) as owned by Richard Kreger and the number of shares identified in column (e) as being offered by Richard Kreger consists of the number of shares of Common Stock issuable upon the exercise of purchase warrants for the purchase of 9,000 common shares, at an exercise price of sixty cents ($.60) per share.

(11) The number of shares identified in column (c) as owned by Midtown Partners & Co., LLC and the number of shares identified in column (e) as being offered by Midtown Partners & Co., LLC consists of the number of shares of Common Stock issuable upon the exercise of purchase warrants for the purchase of 10,000 common shares, at an exercise price of sixty cents ($.60) per share, and the exercise of purchase warrants for the purchase of 10,000 common shares, at an exercise price of eighty cents ($.80) per share.

(12) The number  of  shares  identified  in  column  (c)  as  owned  by  Robert
     Christian and the number of shares identified in column (e) as being offered by Robert Christian consists of the number of shares of Common Stock issuable upon the exercise of purchase warrants for the purchase of 10,000 common shares, at an exercise price of sixty cents ($.60) per share, and the exercise of purchase warrants for the purchase of 10,000 common shares, at an exercise price of eighty cents ($.80) per share.

(13) The number of shares identified in column (c) as owned by Ray Martinez and the number of shares identified in column (e) as being offered by Ray Martinez consists of the number of shares of Common Stock issuable upon the exercise of purchase warrants for the purchase of 71,250 common shares, at an exercise price of sixty cents ($.60) per share, and the exercise of purchase warrants for the purchase of 71,250 common shares, at an exercise price of eighty cents ($.80) per share.

(14) Telzuit Technologies, LLC owns 1,387,927 shares of the Company's common stock. Pursuant to the registration statement, Telzuit Technologies, LLC has distributed 25,104,749 of its shares to its members in accordance with the Prospectus. The common stock owned directly by Telzuit Technologies, LLC equals approximately 4.6% of the issued and outstanding voting capital stock of the Company. Don Sproat (Chief Executive Officer and a director) beneficially owns approximately 6.4% of the issued and outstanding voting membership interests of Telzuit Technologies, LLC; Michael J. Vosch (Senior Vice President of Product Development and a director) beneficially owns approximately 23.3% of the issued and outstanding voting membership interests of Telzuit Technologies, LLC, and James P. Tolan (Senior Vice
     President of Business Development, Corporate Secretary and a director) beneficially owns approximately 5% of the issued and outstanding voting membership interests of Telzuit Technologies, LLC.

(15) Shares distributed by Telzuit Technologies, LLC to Tolans based on member ownership interest in Telzuit Technologies, LLC.

(16) Shares distributed by Telzuit Technologies, LLC to Sproat based on member ownership interest in Telzuit Technologies, LLC.


(17) Shares distributed by Telzuit Technologies, LLC to Vosch based on member ownership interest in Telzuit Technologies, LLC.

(18) Shares distributed by Telzuit Technologies, LLC to the Feagans based on member ownership interest in Telzuit Technologies, LLC.

(19) MidSouth Capital, Inc. is entitled to receive an aggregate of 187,500 shares of Common Stock as compensation for services rendered under two separate consulting agreements. The Company has agreed to register these shares.

(20) Audiostocks.com, Inc. is entitled to receive 150,000 shares of Common Stock as compensation for services rendered under a consulting agreement. The Company has agreed to register these shares.

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